UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 14, 2012

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported in the Current Report on Form 8-K filed by iGATE Corporation (the “Company”) on May 16, 2011, the Company completed the acquisition of a majority stake in Patni Computer Systems Limited (“Patni”) on May 12, 2011. This Form 8-K contains the consents of (a) KPMG, Patni's predecessor auditor, to the incorporation of its audit reports on Patni's 2010 and 2009 audited financial statements and (b) Ernst & Young, Patni's current auditor, to the incorporation of its report on Patni's 2011 audited financial statements and internal control over financial reporting, which reports appear in the Form 20-F of Patni dated March 14, 2012, into the Company’s existing registration statements as follows: (1) Registration Statement on Form S-3 (File No. 333-177100) filed on December 5, 2011 registering up to 26,510,852 shares of common stock for offer and sale by the selling shareholders named therein, (2) Registration Statement on Form S-3 (File No. 333-170042) filed on November 29, 2010 registering 10 million shares of common stock, $100 million of debt securities and 6 million shares of common stock offered by selling shareholders named therein, (3) Registration Statement on Form S-8 (File No. 333-134689) filed on June 2, 2006 registering shares reserved for issuance under the iGATE Corporation 2006 Stock Incentive Plan, (4) Registration Statement on Form S-8 (File No. 333-71057) filed on January 22, 1999 registering the Mastech Corporation Amended and Restated 1996 Stock Incentive Plan of iGATE Corporation and (5) Registration Statement on Form S-8 (File No. 333-20033) filed on January 17, 1997 registering shares reserved for issuance under the Mastech Corporation 1996 Stock Incentive Plan of iGATE Corporation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

23.1	Consent of KPMG, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath

Name:	Mukund Srinath

Title:	Senior Vice President – Legal & Corporate Secretary

March 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young, Independent Registered Public Accounting Firm.